Back to Form 8-K	Exhibit 10.12

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to a Restricted Stock Unit Award Notice and Agreement (the “Award Notice”), WellCare Health Plans, Inc., a Delaware corporation (the “Company”), has granted to Grantee named in the Award Notice the number of restricted stock units (the “RSUs”) set forth in the Award Notice, subject to the terms and conditions of the Award Notice and this Restricted Stock Unit Award Agreement (the “Award Agreement” and together with the Award Notice, the “Award Documentation”).

1.   The Plan.  The RSUs are granted pursuant to the WellCare Health Plans, Inc. 2004 Equity Incentive Plan (the “Plan”), a copy of which has been made available to Grantee.  The terms and conditions of the Plan are incorporated into this Award Agreement.  As a condition to the grant of RSUs set forth in the Award Notice, Grantee agrees to be bound by all of the terms and conditions in the Award Documentation and in the Plan.  If and to the extent that the Award Documentation conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and the Award Documentation shall be deemed to be modified accordingly.

2.   Accelerated Vesting.  Notwithstanding any other term or provision of the Award Documentation but subject to the provisions of the Plan, the Committee shall be authorized, in its sole discretion, to accelerate the vesting of all or any portion of the RSUs under the Award Documentation, at such times and upon such terms and conditions as the Committee shall deem advisable.

3.   No Rights as a Shareholder.  Until the stock certificates reflecting the Shares underlying the RSUs are issued to Grantee, which may be in book-entry form, Grantee shall have none of the rights of a shareholder with respect to such Shares.

4.   Adjustments.  If an RSU is adjusted pursuant to Section 19 of the Plan, any such adjustment shall disregard any fractional Share and no Share will be delivered in connection with such fraction.

5.   No Effect on Company Actions.  Notwithstanding any term or provision of the Award Documentation to the contrary, the existence of the award, or of any outstanding RSUs awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations, stock splits, stock dividends, combination of shares or other changes in the Company’s capital structure or its business, (ii) any merger, consolidation or similar transaction by or of the Company, (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the RSUs and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the RSUs include, has or possesses, or any warrants, options or rights with respect to any of the foregoing, (iv) the dissolution or liquidation of the Company, (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6.   Tax Withholding Obligations.  As a condition of this award, Grantee will pay, or otherwise provide for, to the satisfaction of the Company, any applicable federal, state, local or foreign withholding taxes that may be due as a result of the vesting of RSUs or the issuance of Shares under this award.  In the event that the Company determines that any payment of withholding or other taxes is required, the Company will have the right to: (i) require that Grantee arrange such payments to the Company, or (ii) cause an immediate forfeiture of Shares subject to the RSUs granted pursuant to the Award Documentation with a Fair Market Value on the date of forfeiture equal to the withholding or other taxes due.  In addition, in the Company’s sole discretion and consistent with the Company’s rules (including, but not limited to, compliance with the Company’s Policy on Inside Information and Insider Trading) and regulations, the Company may permit Grantee to pay the withholding or other taxes due as a result of the vesting of Grantee’s RSUs by delivery (on a form acceptable to the Committee or Company) of an irrevocable direction to a licensed securities broker to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the withholding or other taxes. If Grantee delivers to the Company Shares already owned by Grantee as payment for any withholding or other tax obligations, (i) only a whole number of Shares (and not fractional Shares) may be delivered and (ii) Shares must be delivered to the Company free and clear of any liens of any kind.  Delivery for this purpose may, at the election of Grantee, be made either by (A) physical delivery of the certificate(s) for all such Shares tendered in payment of the withholding or other tax obligations, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to Grantee’s broker to transfer, by book entry, such Shares from a brokerage account of Grantee to a brokerage account specified by the Company.  If Shares are withheld from Grantee to pay any withholding or other tax obligations, only a whole number of Shares (and not fractional shares) will be withheld in payment.

7.   Non-Transferability.  Unless otherwise determined by the Committee, the RSUs may not be transferred in any manner except by will or the laws of descent and distribution, and any attempt to transfer the RSUs in violation of this Section 7 shall be void ab initio.

8.   Amendment, Modification and Assignment.  The Committee may amend or modify the Award Documentation at any time as provided by Section 21 of the Plan.  This award (and Grantee’s rights hereunder) may not be assigned, and the obligations of Grantee hereunder may not be delegated, in whole or in part.  The rights and obligations created hereunder shall be binding on Grantee and his executors, administrators, heirs, successors and assigns of the Company.

9.   Complete Agreement.  The Award Documentation (together with the Plan and the Plan prospectus) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

10.         No Right to Continued Employment.  The Award Documentation and the award shall not confer, or be construed to confer, upon Grantee any right to employment, or continued employment, with the Company or any of its Subsidiaries.

11.         No Limit on Other Compensation Arrangements.  Nothing contained in the Award Documentation shall preclude the Company or any of its Subsidiaries from adopting or continuing in effect any other or additional compensation plans, agreements or arrangements.

12.         No Trust or Fund Created.  Neither the Award Documentation nor the grant of RSUs pursuant to the Award Documentation shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Subsidiaries and Grantee or any other person.  To the extent that Grantee or any other person acquires a right to receive payments from the Company or any of its Subsidiaries pursuant to the Award Documentation, such right shall be no greater than the right of any unsecured general creditor of the Company.

13.         Section 409A.  The Award Documentation shall be interpreted, administered and construed in a manner so as to avoid the imposition of interest, taxes and penalties on Grantee pursuant to Section 409A of the Code.  It is intended that the RSUs shall comply with the requirements of Section 409A of the Code.  To the extent required in order to avoid the imposition of any interest, penalties and additional tax under Section 409A of the Code, any Shares deliverable as a result of Grantee’s termination of employment with the Company or a Subsidiary will be delayed for six months and one day following such termination of employment, or if earlier, the date of Grantee’s death, if Grantee is deemed to be a “specified employee” as defined in Section 409A of the Code and as determined by the Company.  Any delivery of Shares provided for in the Award Documentation in connection with Grantee’s termination of employment shall be made to Grantee only upon a “separation from service” (as such term is defined and used in Section 409A of the Code).  Each delivery of Shares made under the Award Documentation shall be treated as a separate payment for purposes of Section 409A of the Code.

14.         Interpretation; Construction.  Grantee accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Award Documentation.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of the Award Documentation or any term or provision hereof.

15.         Notices.  Any notice under the Award Documentation shall be in writing addressed (i) if to the Company, to the attention of the Company’s General Counsel at 8735 Henderson Road, Renaissance Two, Tampa, Florida 33634, or if the Company should move its principal office, to such principal office and (ii) if to Grantee, to Grantee’s last permanent address as shown on the Company’s records, or to such other address as may be designated in a notice satisfying the requirements of this Section 15.  Any notices shall be delivered personally or sent by registered or certified mail, postage prepaid, by facsimile (with proof of transmission), by courier (with proof of delivery) or by such other methods that are acceptable to the Company.  Notice shall be deemed to have been duly given when delivered personally or when deposited in the United States mail or sent pursuant to such other method acceptable to the Company.

16.         Non-Waiver of Breach.  The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of the Award Documentation shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

17.         Counterparts.  The Award Documentation may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

18.         Forfeiture and Company Right to Recover Fair Market Value of Shares Received Pursuant to RSUs.  If, at any time, the Board or the Committee, as the case may be, in its sole discretion determines that any action or omission by Grantee constituted (a) wrongdoing that contributed to (i) any material misstatement in or omission from any report or statement filed by the Company with the U.S. Securities and Exchange Commission or (ii) a statement, certification, cost report, claim for payment, or other filing made under Medicare or Medicaid that was false, fraudulent, or for an item or service not provided as claimed, (b) intentional or gross misconduct, (c) a breach of a fiduciary duty to the Company or a Subsidiary, (d) fraud or (e) non-compliance with the Company’s Code of Conduct and Business Ethics, policies or procedures to the material detriment of the Company, then in each such case, commencing with the first fiscal year of the Company during which such action or omission occurred, Grantee shall forfeit (without any payment therefore) up to 100% of any RSUs that have not been vested or settled and shall repay to the Company, upon notice to Grantee by the Company, up to 100% of the Fair Market Value of the Shares at the time such Shares were delivered to Grantee pursuant to the RSUs during and after such fiscal year.  The Board or the Committee, as the case may be, shall determine in its sole discretion the date of occurrence of such action or omission, the percentage of the RSUs that shall be forfeited and the percentage of the Fair Market Value of the Shares delivered pursuant to the RSUs that must be repaid to the Company.

19.         Governing Law.  The Award Documentation shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions.